Number W(                 ) --

               WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK
            VOID AFTER 5:00 P.M., NEW YORK TIME, ON DECEMBER 31, 2002

                                                                CUSIP No._______

                        INTERVEST BANCSHARES CORPORATION
              Series __/__/97 Class A Common Stock Purchase Warrant

                            _______________ Warrants

         This certifies that, for value received, the registered holder hereof or registered assigns (the "Holder"), is entitled to purchase from Intervest Bancshares Corporation, a Delaware corporation (the "Company"), at any time or from time to time until 5:00 P.M., New York time, December 31, 2002, _________ shares of Class A Common Stock, $1.00 par value, of the Company. The exercise price at which this Warrant may be exercised (the "Warrant Price") shall be as follows: $15.00 per share through December 31, 1999; $17.00 per share from January 1, 2000 to December 31, 2000; $18.50 per share from January 1, 2001 to December 31, 2001; and $20.00 per share after December 31, 2001. The number of Warrants, the number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee as provided in the Warrant Agreement) and simultaneous payment of the Warrant Price (subject to adjustment) at the office or agency of The Bank of New York or its successor (the "Warrant Agent") maintained for that purpose in the Borough of Manhattan, City of New York. Payment of such price shall be made by certified or cashiers' check. This Warrant may not be exercised for fewer than one hundred (100) shares unless exercised as to all shares covered hereby.

         This Warrant is issued under and in accordance with a Warrant Agreement dated ___________, 1997 between the Company and the Warrant Agent (as the same may be hereafter amended) and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

         Upon any partial exercise of this Warrant, there shall be countersigned and issued to the Holder hereof a new Warrant in respect of the shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Warrant Agent by surrender of this Warrant properly endorsed (with a signature guarantee as provided in the Warrant Agreement) either separately or in combination with one or more other Warrants for one or more new Warrants of the same aggregate number of shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants, all as provided in the Warrant Agreement. This Warrant is transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.

         The Company may call this Warrant at any time, provided that it must pay the Holder hereof the sum of $1.00 per share of Class A Common Stock purchasable hereunder if the Warrant is called before January 1, 2000. The Company shall give notice of its election to call this Warrant by mailing a copy of the notice not less than 60 days prior to the date designated as the date of call, in the manner set forth in the Warrant Agreement.

         The Company shall not be obligated to deliver any securities hereunder unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Holder in any state where such exercise would be unlawful.

         The Holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

         This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company.

         This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: _____________________________         Intervest Bancshares Corporation

                                             By: _______________________________
                                                 President

                                             ATTEST:

                                                 _______________________________
                                                 Secretary
(seal)
Countersigned:

THE BANK OF NEW YORK

By:  ______________________________
Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]
                        INTERVEST BANCSHARES CORPORATION
              Series __/__/97 Class A Common Stock Purchase Warrant

                              ELECTION TO PURCHASE

TO:      Intervest Bancshares Corporation

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _________ shares of the Company's Class A Common Stock provided for thereon and requests that certificates for such shares be issued in the name of

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            (please print name, address, and social security number)

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and,  if  said  number  of  shares  shall  not be  all  the  shares  purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

Dated:   ____________________, 19___
                                           Name of Warrantholder
                                           or Assignee
                                           _____________________________________
                                                    (please print)
                                            Address  ___________________________

                                            ____________________________________
                                            Social Security
                                            Number   ___________________________

Medallion Signature Guaranteed:
                                             Signature ________________________

___________________________

                                                NOTE:  THE ABOVE  SIGNATURE MUST
                                                CORRESPOND   WITH  THE  NAME  AS
                                                WRITTEN  UPON  THE  FACE OF THIS
                                                WARRANT   CERTIFICATE  IN  EVERY
                                                PARTICULAR WITHOUT ALTERATION OR
                                                ENLARGEMENT    OR   ANY   CHANGE
                                                WHATEVER,  UNLESS  THIS  WARRANT
                                                HAS BEEN ASSIGNED

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to


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                  (name, address and social security number of
                    assignee must be printed or typewritten)

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the within Warrant hereby  irrevocably  constituting and appointing  Attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

Dated:   ______________________, 19___
                                             ___________________________________
                                               Signature of Registered Holder


Medallion Signature Guaranteed:
                                             Signature ________________________

___________________________

                                                NOTE:   THE  SIGNATURE  TO  THIS
                                                ASSIGNMENT  MUST CORRESPOND WITH
                                                THE NAME AS IT APPEARS  UPON THE
                                                FACE  OF  THE   WITHIN   WARRANT
                                                CERTIFICATE IN EVERY PARTICULAR,
                                                WITHOUT       ALTERATION      OR
                                                ENLARGEMENT OR ANY CHANGE